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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on July 2, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.


THE FOLLOWING LETTER WAS POSTED ON COMPUTER ASSOCIATES' WEBSITE ON JULY 2, 2001 AND WAS PUBLISHED IN THE JULY 2, 2001 EDITIONS OF THE WALL STREET JOURNAL AND NEWSDAY, AND WILL BE PUBLISHED IN THE JULY 3, 2001 EDITIONS OF THE NEW YORK TIMES, FINANCIAL TIMES (IN THE UNITED STATES AND ASIA) AND THE ASIAN WALL STREET
JOURNAL:

                                AN OPEN LETTER TO
                              COMPUTER ASSOCIATES'
                      SHAREHOLDERS, CUSTOMERS AND EMPLOYEES

Dear Friends of CA:

By now, most of you know that Sam Wyly has launched a fight for control of Computer Associates. He has said he wants to replace CA's board and management and split CA into four companies. We think this is a bad idea for CA customers, employees, and shareholders. What's more, Mr. Wyly's outrageous statements and meritless claims are damaging to CA.

We will soon be filing proxy materials with additional information for your consideration, but we feel we must address Mr. Wyly's most outrageous and misleading statements now.

First, customer relations. Mr. Wyly is using deeply flawed, self-serving research to mislead you about CA's customer satisfaction levels. His attack is insulting to our hard working employees and to the intelligence of our thousands of customers.

A highly respected independent industry research firm--Gartner Research--has already publicly criticized the validity and methodology of Mr. Wyly's research. For many years, as part of our effort to understand our customers' needs, we have conducted our own research through GuideStar Communications, another highly respected firm. The GuideStar research shows that Mr. Wyly's numbers are wrong and his accusations are unsupportable.

The GuideStar research also shows that our customer satisfaction ratings increased significantly in 2000, and we expect they will continue to rise as customers enjoy the flexibility provided by our new business model, which was introduced in October 2000. Are we perfect? No. But we haven't grown to be the world's third largest independent software firm by ignoring our customers. We recognize that customer satisfaction is paramount to our success and we are dedicated to continuing to earn customer loyalty and trust. In the last few years alone, we have put more than 650 people in the field, whose sole job it is to make sure that our customer satisfaction is the best it can be, rather than having to focus on meeting specific sales goals.

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As for employees, we are proud of our people and the work environment at CA.
Consider Mr. Wyly's own words in his March 30, 2000 letter to employees when he sold Sterling to CA. Then, he wrote: "CA is a good place to work. CA has some great benefits not available before." CA provides its 18,000+ employees with one of the most competitive benefits packages in the industry, offering education reimbursement, premium health benefits and on-site day care. Do we demand high performance? Yes. CA is an aggressive, demanding place to work, but it also offers tremendous entrepreneurial opportunity. One of the undersigned, CA's President and CEO Sanjay Kumar, is an excellent example, having joined CA as a software developer 14 years ago.

As for investors, we are proud of what CA has done for you. Yes, we had a bad quarter last year like many software companies. But that can't erase our track record. Since our IPO, the return on CA stock has been nearly 13,000%. And if you invested in CA on January 2, 2001--in what continues to be a difficult environment for the technology industry--your stock would be up more than 65%. How many software companies can say that?

Since Mr. Wyly launched his attack, we've received many expressions of support from all of CA's constituencies. We thank each and every one of you for the encouragement. Rest assured, we intend to stay focused on continuing to build and improve CA. We take nothing for granted and look forward to earning your continued support in the weeks ahead. We hope that we will see many of you at CA World in Orlando, Florida from July 8-12.

Very truly yours,

Charles B. Wang         Sanjay Kumar
Chairman                President & Chief Executive Officer

 For additional information, please call MacKenzie Partners, Inc. toll free at
                                  800-322-2885
               or D. F. King & Co., Inc. toll free at 800-431-9642

                                    [CA LOGO]
                              Computer Associates'

IMPORTANT INFORMATION
Computer Associates plans to file a proxy statement with the Securities and Exchange Commission relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Computer Associates' proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, or at www.ca.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is

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available in the soliciting materials on Schedule 14A filed by Computer
Associates with the SEC.